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                                                             EXHIBIT (10)i.


                               AMENDMENT 1995-1
                                    TO THE
                   PENSION PLAN OF RHONE-POULENC RORER INC.
              (As Amended and Restated Effective January 1, 1989)

          The Committee of the Pension Plan of Rhone-Poulenc Rorer Inc. (the "Plan") hereby adopts this Amendment 1995-1 to the Pension Plan of Rhone-Poulenc Rorer Inc. pursuant to Section 10.1 of the Plan. The amendment made by this instrument shall be effective January 1, 1989.

          1. Section 4.1 of the Plan shall be amended by eliminating its second sentence, and substituting therefor the following sentence:

A Participant shall be fully vested in his Accrued Benefit on the later of (i) the date on which he attains his 65th birthday or (ii) the fifth anniversary of his commencement of participation in the Plan.

In all other respects, the Plan shall remain unchanged by this Amendment.


Executed this 4th day of August, 1995.


[SEAL]
                                            The Committee of the Pension Plan
                                                  of Rhone-Poulenc Rorer Inc.


                                                  By:  /s/ Kenneth M. Krenicky

                                                  Attest:  /s/ Jay A. Desjardins